                                                                   Exhibit 99.2

                              JOINT FILER INFORMATION

        Item                             Information

Name:                          Wells Fargo Bank, N.A.

Address:           101 North Phillips Avenue
                                 Sioux Falls, South Dakota 57104

Date of Event Requiring          April 7, 2022
Statement (Month/Day/Year):

Issuer Name and Ticker or        BlackRock MuniYield California Quality Fund,
Trading Symbol:                  Inc. (MCA)

Relationship of Reporting        10% Owner
Person(s) to Issuer:

If Amendment, Date Original      Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group        Form filed by More than One Reporting Person
Filing:

Signature:                       WELLS FARGO BANK, N.A.

                                    By:  /s/ Alejandro Piekarewicz
                                       ---------------------------------
                                    Name: Alejandro Piekarewicz
                                    Title: Director
                                    Date: April 8, 2022